Exhibit 99.1

Paycom Software, Inc. Reports First Quarter 2020 Results

First Quarter Revenues of $242.4 million, up 21% from the comparable prior year period

First Quarter GAAP Net Income of $63.0 million, or 26% of total revenues, or $1.08 per diluted share

First Quarter Adjusted EBITDA of $117.9 million, or 49% of total revenues

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom”, “we,” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended March 31, 2020.

“I’m proud of our excellent first quarter results and the continued success we are having onboarding new clients,” said Paycom’s founder and CEO, Chad Richison. “Our value proposition has never been stronger and we continue to see increased demand for the Paycom solution. Our Paycom family members have done a great job focusing on delivering world-class service, rapidly developing software enhancements and continuing strong new client adds as we transition through this time period.”

Financial Highlights for the First Quarter of 2020

Total Revenues of $242.4 million represented a 21% increase compared to total revenues of $199.9 million in the same period last year. Recurring revenues of $238.5 million also increased 21% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $63.0 million, or $1.08 per diluted share, compared to GAAP net income of $47.3 million, or $0.81 per diluted share, in the same period last year.

Non-GAAP Net Income(1) was $77.9 million, or $1.33 per diluted share, compared to $69.3 million, or $1.19 per diluted share, in the same period last year.

Adjusted EBITDA(1) was $117.9 million, compared to $103.3 million in the same period last year.

Cash and Cash Equivalents were $181.8 million as of March 31, 2020, compared to $133.7 million as of December 31, 2019.

Total Debt, Net was $32.2 million as of March 31, 2020, compared to $32.6 million as of December 31, 2019.

(1)Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom is withdrawing its previously issued full-year 2020 guidance in light of macroeconomic uncertainties, particularly unemployment, arising from the current COVID-19 crisis.

“Our large market opportunity, profitable recurring business and attractive value proposition will help us mitigate the impact of headcount reductions across our client base,” said Paycom’s chief financial officer, Craig Boelte. “We continue to analyze the impact the pandemic is having on our client base and are hopeful to return to providing quarterly and full-year guidance once we have more visibility into the effects of the COVID-19 pandemic on the economy, specifically as unemployment numbers become more predictable.”

Exhibit 99.1

Impact of the COVID-19 Pandemic

Beginning in February 2020, we took proactive measures to ensure the safety of our employees and shore up business continuity processes in light of the increasing risks from COVID-19. We have transitioned 98% of our workforce to a work-from-home model, while simultaneously ensuring our clients continue to receive the same level of service they have come to expect from our dedicated, one-on-one customer service model. Although we currently have some insight with respect to the shorter-term effects of the COVID-19 pandemic, it is not possible at this time to estimate the full impact that the crisis could have on our business.  We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees and clients.

•

The COVID-19 pandemic has resulted in, and may continue to result in, headcount reductions across our client base. Because we charge our clients on a per-employee basis for certain services we provide, fluctuations in headcount at our clients will impact our results of operations in future periods.

•

Significantly lower average interest rates in 2020, as well as slower growth in the average funds held for clients balance due to lower employee headcount at our clients and clients electing the Social Security tax deferral under the CARES Act, will have a negative effect on recurring revenue growth in future periods.

•

Our solution allows clients to seamlessly manage and communicate with their remote workforces. In this new work-from-home environment, our clients are recognizing the benefits of our focus on employee usage, as well as the strengths and advantages of our single database solution.

•

We have temporarily halted business-related travel.  The resulting shift from in-person to video conference and teleconference sales meetings represents a unique opportunity to meet with a greater number of client prospects in a given day than through in-person meetings.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses and adjusted total research and development costs. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap,  (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense,  (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion) and (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be

Exhibit 99.1

comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, April 28, 2020, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (866) 362-4443 (domestic) or (412) 317-5229 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until May 5, 2020. The replay passcode is 10141802.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; the timeline for construction of our new Texas operations facility; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to our new Texas operations facility and research and development; our plans to repurchase shares of our common stock through a stock repurchase plan; our expected income tax rate for future periods; and the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations, cash flows, financial condition and liquidity.  In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology.  These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Exhibit 99.1

Paycom Software, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)
	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$181,827	$133,667
Accounts receivable	8,059	9,298
Prepaid expenses	17,853	13,561
Inventory	930	1,158
Income tax receivable	—	4,020
Deferred contract costs	50,513	46,618
Current assets before funds held for clients	259,182	208,322
Funds held for clients	1,392,379	1,662,778
Total current assets	1,651,561	1,871,100
Property and equipment, net	254,423	238,458
Goodwill	51,889	51,889
Long-term deferred contract costs	316,768	292,134
Other assets	35,084	33,336
Total assets	$2,309,725	$2,486,917
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,694	$5,051
Income tax payable	15,953	—
Accrued commissions and bonuses	5,662	12,343
Accrued payroll and vacation	21,159	14,870
Deferred revenue	11,660	11,105
Current portion of long-term debt	1,775	1,775
Accrued expenses and other current liabilities	43,633	45,600
Current liabilities before client funds obligation	105,536	90,744
Client funds obligation	1,392,379	1,662,778
Total current liabilities	1,497,915	1,753,522
Deferred income tax liabilities, net	92,609	91,217
Long-term deferred revenue	66,795	65,139
Net long-term debt, less current portion	30,423	30,858
Other long-term liabilities	22,195	19,553
Total long-term liabilities	212,022	206,767
Total liabilities	1,709,937	1,960,289
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value (100,000 shares authorized, 61,352 and 61,350 shares issued at March 31, 2020 and December 31, 2019, respectively; 57,622 and 57,660 shares outstanding at March 31, 2020 and December 31, 2019, respectively)	614	613
Additional paid-in capital	275,813	257,501
Retained earnings	639,181	576,166
Treasury stock, at cost (3,730 and 3,689 shares at March 31, 2020 and December 31, 2019, respectively)	(315,820)	(307,652)
Total stockholders' equity	599,788	526,628
Total liabilities and stockholders' equity	$2,309,725	$2,486,917

Exhibit 99.1

Paycom Software, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues
Recurring	$238,495	$196,864
Implementation and other	3,873	3,079
Total revenues	242,368	199,943
Cost of revenues
Operating expenses	24,116	24,776
Depreciation and amortization	5,930	4,542
Total cost of revenues	30,046	29,318
Administrative expenses
Sales and marketing	55,018	39,645
Research and development	21,621	18,489
General and administrative	40,134	45,198
Depreciation and amortization	6,285	4,805
Total administrative expenses	123,058	108,137
Total operating expenses	153,104	137,455
Operating income	89,264	62,488
Interest expense	(16)	(276)
Other income (expense), net	(930)	(100)
Income before income taxes	88,318	62,112
Provision for income taxes	25,303	14,830
Net income	$63,015	$47,282
Earnings per share, basic	$1.09	$0.82
Earnings per share, diluted	$1.08	$0.81
Weighted average shares outstanding:
Basic	57,655	57,357
Diluted	58,440	58,316

Exhibit 99.1

Paycom Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income	$63,015	$47,282
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,215	9,347
Accretion of discount on available-for-sale securities	(467)	(165)
Amortization of debt issuance costs	9	9
Stock-based compensation expense	15,811	31,071
Cash paid for derivative settlement	(69)	(1)
Loss on derivative	1,644	540
Deferred income taxes, net	1,392	3,722
Changes in operating assets and liabilities:
Accounts receivable	1,239	(421)
Prepaid expenses	(4,292)	(1,498)
Inventory	254	(11)
Other assets	(1,801)	(702)
Deferred contract costs	(27,630)	(23,414)
Accounts payable	408	(1,251)
Income taxes, net	19,973	7,488
Accrued commissions and bonuses	(6,681)	(6,118)
Accrued payroll and vacation	6,289	3,765
Deferred revenue	2,211	2,860
Accrued expenses and other current liabilities	(1,490)	7,923
Net cash provided by operating activities	82,030	80,426
Cash flows from investing activities
Purchase of short-term investments from funds held for clients	(177,903)	(16,800)
Proceeds from maturities of short-term investments from funds held for clients	20,000	14,500
Purchases of property and equipment	(25,726)	(14,889)
Net cash used in investing activities	(183,629)	(17,189)
Cash flows from financing activities
Repurchases of common stock	(7,998)	—
Withholding taxes paid related to net share settlements	(170)	(19,669)
Payments on long-term debt	(444)	(444)
Net change in client funds obligation	(270,399)	437,678
Net cash (used in) provided by financing activities	(279,011)	417,565
(Decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(380,610)	480,802
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	1,641,854	986,464
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,261,244	$1,467,266

Exhibit 99.1

	Three Months Ended March 31,
	2020	2019
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$181,827	$91,307
Restricted cash included in funds held for clients	1,079,417	1,375,959
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,261,244	$1,467,266

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$8,251	$3,384
Stock-based compensation for capitalized software	$1,601	$3,329

Exhibit 99.1

Paycom Software, Inc.

Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Net income to adjusted EBITDA:
Net income	$63,015	$47,282
Interest expense	16	276
Provision for income taxes	25,303	14,830
Depreciation and amortization	12,215	9,347
EBITDA	100,549	71,735
Non-cash stock-based compensation expense	15,811	31,071
Change in fair value of interest rate swap	1,575	539
Adjusted EBITDA	$117,935	$103,345
Net income margin	26.0%	23.6%
Adjusted EBITDA margin	48.7%	51.7%

	Three Months Ended March 31,
	2020	2019
Net income to non-GAAP net income:
Net income	$63,015	$47,282
Non-cash stock-based compensation expense	15,811	31,071
Change in fair value of interest rate swap	1,575	539
Income tax effect on non-GAAP adjustments	(2,473)	(9,642)
Non-GAAP net income	$77,928	$69,250
Earnings per share, basic	$1.09	$0.82
Earnings per share, diluted	$1.08	$0.81
Non-GAAP net income per share, basic	$1.35	$1.21
Non-GAAP net income per share, diluted	$1.33	$1.19
Weighted average shares outstanding:
Basic	57,655	57,357
Diluted	58,440	58,316

	Three Months Ended March 31,
	2020	2019
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$1.09	$0.82
Non-cash stock-based compensation expense	0.27	0.54
Change in fair value of interest rate swap	0.03	0.01
Income tax effect on non-GAAP adjustments	(0.04)	(0.16)
Non-GAAP net income per share, basic	$1.35	$1.21

Exhibit 99.1

	Three Months Ended March 31,
	2020	2019
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$1.08	$0.81
Non-cash stock-based compensation expense	0.27	0.53
Change in fair value of interest rate swap	0.03	0.01
Income tax effect on non-GAAP adjustments	(0.05)	(0.16)
Non-GAAP net income per share, diluted	$1.33	$1.19

	Three Months Ended March 31,
	2020	2019
Adjusted gross profit:
Total revenues	$242,368	$199,943
Less: Total cost of revenues	(30,046)	(29,318)
Total gross profit	212,322	170,625
Plus: Non-cash stock-based compensation expense	1,198	2,896
Total adjusted gross profit	$213,520	$173,521
Gross margin	87.6%	85.3%
Adjusted gross margin	88.1%	86.8%

	Three Months Ended March 31,
	2020	2019
Adjusted sales and marketing expenses:
Sales and marketing expenses	$55,018	$39,645
Less: Non-cash stock-based compensation expense	(3,165)	(2,583)
Adjusted sales and marketing expenses	$51,853	$37,062

Total revenues	$242,368	$199,943
Sales and marketing expenses as a % of revenues	22.7%	19.8%
Adjusted sales and marketing expenses as a % of revenues	21.4%	18.5%

	Three Months Ended March 31,
	2020	2019
Adjusted total administrative expenses:
Total administrative expenses	$123,058	$108,137
Less: Non-cash stock-based compensation expense	(14,613)	(28,175)
Adjusted total administrative expenses	$108,445	$79,962

Total revenues	$242,368	$199,943
Total administrative expenses as a % of revenues	50.8%	54.1%
Adjusted total administrative expenses as a % of revenues	44.7%	40.0%

Exhibit 99.1

	Three Months Ended March 31
	2020	2019
Adjusted research and development expenses:
Research and development expenses	$21,621	$18,489
Less: Non-cash stock-based compensation expense	(2,171)	(3,046)
Adjusted research and development expenses	$19,450	$15,443

Total revenues	$242,368	$199,943
Research and development expenses as a % of revenues	8.9%	9.2%
Adjusted research and development expenses as a % of revenues	8.0%	7.7%

	Three Months Ended March 31,
	2020	2019
Total research and development costs:
Capitalized research and development costs	$9,746	$8,940
Research and development expenses	21,621	18,489
Total research and development costs	$31,367	$27,429

Total revenues	$242,368	$199,943
Total research and development costs as a % of revenues	12.9%	13.7%

Adjusted total research and development costs:
Total research and development costs	$31,367	$27,429
Less: Capitalized non-cash stock-based compensation	(1,601)	(3,329)
Less: Non-cash stock-based compensation expense	(2,171)	(3,046)
Adjusted total research and development costs	$27,595	$21,054

Total revenues	$242,368	$199,943
Adjusted total research and development costs as a % of revenues	11.4%	10.5%

Exhibit 99.1

Paycom Software, Inc.

Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Non-cash stock-based compensation expense:
Operating expenses	$1,198	$2,896
Sales and marketing	3,165	2,583
Research and development	2,171	3,046
General and administrative	9,277	22,546
Total non-cash stock-based compensation expense	$15,811	$31,071

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505 investors@paycom.com

Source: Paycom Software, Inc.